Clean Harbors, Inc. Management Incentive Plan As Amended and Restated Effective [January 1, 2026] 1. Purpose. The purposes of this Management Incentive Plan (the “MIP”) are to provide a strong financial incentive for performance of the Company’s Chief Executive Officer(s) (each, a “CEO”), the other executive officers, and certain other members of senior management of the Company and its Subsidiaries by awarding the opportunity to earn annual cash bonuses (“Annual MIP Bonuses”) for each Plan Year that are based upon pre- determined objective measures of the Company’s performance and/or satisfaction of certain other objective Participant Goals for each Participant. Capitalized terms used throughout are defined in Section 6 hereof. The Compensation and Human Capital Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) shall be responsible for administration of the MIP and for determining the terms and amounts of the Annual MIP Bonuses. 2. Annual MIP Bonuses. (a) Establishment of Potential Annual MIP Bonuses. During the first quarter of each Plan Year, the Board or the Committee shall determine: (i) with respect to Annual MIP Bonuses potentially payable based on achievement of Performance Criteria for such Plan Year, the nature and level of such Performance Criteria and, where deemed appropriate by the Committee, Threshold, Maximum, and any Interim Levels of Achievement and how the amount of the Annual MIP Bonuses associated with such Performance Criteria shall be determined if the actual level of achievement relating to such Performance Criteria is between such respective Levels of Achievement; (ii) with respect to any Annual MIP Bonuses potentially payable under the Senior Executive Incentive Program (the “SEIP”) described in Section 2(e) below, the Participant Goals for such Plan Year and, where deemed appropriate by the Committee, a Threshold, Maximum, and any Interim Levels of Achievement for each such Participant Goal; and (iii) with respect to any Annual MIP Bonuses potentially payable to the CEO(s) or any other executive officers, the respective amounts of Annual MIP Bonuses which can potentially be paid based on attainment of each such Level of Achievement (which may be expressed as a percentage of each Participant’s Base Compensation for the Plan Year, as a fixed dollar amount, or in any other manner as the Board or Committee may determine, provided that the amount thereof can be objectively calculated).

(b) Establishment of Potential Annual MIP Bonuses for Non-Executive Officers. During the first quarter of each Plan Year, the CEO(s) (or a delegate thereof) shall establish, with respect to any Annual MIP Bonuses potentially payable to senior management Participants who are not executive officers, the respective amounts of Annual MIP Bonuses which can potentially be paid based on attainment of each such Level of Achievement (which may be expressed as a percentage of each Participant’s Base Compensation for the Plan Year, as a fixed dollar amount, or in any other manner as the CEO(s) (or a delegate thereof) may determine, provided that the amount thereof can be objectively calculated). Unless otherwise determined by the Committee, any Annual MIP Bonuses payable to senior management Participants shall be earned and paid based on achievement of the same Performance Criteria established by the Board or Committee pursuant to Section 2(a)(i) above. (c) Participants. Each of the CEO(s), such other executive officers as determined by the Committee or the Board, and such other members of senior management of the Company and its Subsidiaries determined by the Committee or the CEO(s) (or a delegate thereof) shall be eligible to participate in the MIP. At the beginning of each Plan Year, (i) the Board or the Committee, will approve the executive officer Participants in the MIP for that Plan Year and (ii) the Committee or the CEO(s) (or a delegate thereof), based on recommendation from the Executive Staff, will approve the other senior management Participants (excluding any individual who is an executive officer) in the MIP for that Plan Year, in each case, based on each such employee’s potential contribution to the performance of the Company and its Subsidiaries for that Plan Year. (d) Performance Criteria and Participant Goals. Each of the Performance Criteria, Participant Goals, and Levels of Achievement relevant thereto shall be objective and satisfy the requirements of Section 5. Except as required by Section 5(c), Participant Goals shall not be considered Performance Criteria under the MIP. (e) Significant Developments. To the extent that the Committee determines, following the establishment of the Performance Criteria, Participant Goals, and Levels of Achievement for any Plan Year, that a change (either an increase or a decrease) is appropriate in order to adjust either (i) for effects of significant developments (such as a material acquisition or divestiture or change in accounting methods as determined under GAAP which affect the calculation of such Performance Criteria, Participant Goals, or Levels of Achievement and which become effective during such Plan Year) or (ii) to respond to input from the Company’s shareholders, the Committee shall have authority to make such change by setting forth the revised terms thereof in writing. (f) Supplemental Executive Incentive Program. The SEIP shall be part of this MIP and subject to all requirements set forth herein. Pursuant to the SEIP, the Committee shall have authority to award to any member of the Executive Staff (which excludes the CEO(s)) a SEIP Bonus (which shall be considered an Annual MIP Bonus) of up to a specified percentage of Base Compensation (or a fixed dollar amount) if such Participant meets or exceeds during a Plan Year the Participant Goals approved by the Committee for such Participant in the same manner as the Committee shall approve Performance Criteria for potential payment of Annual MIP Bonuses to all Participants. (g) Determination and Certification of Annual MIP Bonuses. Within 75 days following the end of each Plan Year, the Committee shall determine (i) whether or not each of the Performance Criteria for such Plan Year has been satisfied and, if so, at what Level of Achievement, (ii) whether or not any Participant Goals established for any Participant for such Plan Year have been met and, if so, the Level of Achievement, and (ii) the amount, if any, of the total Annual MIP Bonus payable for such Plan Year to each of the Participants. The amount of any Annual MIP Bonus, as so determined by the Committee, shall be communicated to each Participant and shall be payable to such Participant as provided in Section 2(i). (h) Employment Requirement for Annual MIP Bonus Payments and Exceptions Thereto. In order to be eligible to receive an Annual MIP Bonus for any Plan Year: (i) Except as provided in Section 2(h)(ii), payment of an Annual MIP Bonus to a Participant for a Plan Year shall be made only if, and to the extent that, the foregoing requirements of this Section 2 have been met with respect to that Plan Year and, except as set forth in Sections 2(h)(ii) and 2(j), only if the Participant has been employed by the Company for the entire Plan Year (from the first day of the Plan Year through the last day of the Plan Year). (ii) If, under circumstances described in this Section 2(h)(ii), a Participant has been employed by the Company for only part of a Plan Year, unless otherwise approved by the Board or Committee (or, with respect to any Participant who is not an executive officer, the CEO(s) (or a delegate thereof)), a pro-rata Annual MIP Bonus shall be paid to the Participant. A pro-rata Annual MIP Bonus shall be calculated by multiplying the Annual MIP Bonus which would be payable if such employment had been for the entire Plan Year by a fraction, the numerator of which shall be the Participant’s days of such employment during the Plan Year (except as provided in this Section 2(h)(ii)) and the denominator of which shall be 365. The circumstances under which such a pro-rata Annual MIP Bonus shall become payable with respect to a Plan Year are the following: (A) the Participant died during the Plan Year; (B) the Participant became an employee of the Company (or was promoted and became eligible to participate in the MIP) during the Plan Year and remained so employed on the last day of the Plan Year; (C) the Participant retired during the Plan Year, in accordance with the terms and conditions of any retirement policy adopted or approved by the Board or Committee from time to time; or (D) the Participant was disabled (within the meaning of the Company’s long-term disability plan) during part of the Plan Year, in which event the numerator of the fraction used to calculate the pro-rata Annual MIP Bonus shall be either the days of the Plan Year during which the Participant was actively at work or such other number (which shall not be more than 365) as is determined by the Committee in its sole discretion. (i) Time of Payment; Voluntary Termination or Termination for Cause;

Potential Clawback. Except as provided in Section 2(j), any Annual MIP Bonus to which a Participant becomes entitled under this Section 2 with respect to a Plan Year shall be paid in a lump sum cash payment as soon as practicable after the amount thereof is determined by the Committee, but not later than the March 15 immediately following completion of the Plan Year. However, all bonuses paid to a Participant under the MIP shall be subject to potential subsequent repayment to the extent, if any, required by any clawback or similar policies adopted by the Board or the Committee from time to time. Notwithstanding any of the foregoing provisions of the MIP, if the employment of a Participant has been terminated either voluntarily by the Participant or for cause (as determined in the sole discretion of the Committee prior to the occurrence of any Change in Control) at any time before the Company has paid the Participant’s Annual MIP Bonus with respect to a Plan Year, no Annual MIP Bonus shall be paid to the Participant with respect to such Plan Year. For purposes of the MIP, after a Change in Control has occurred, unless otherwise required by applicable law, the Committee shall have no power to determine that a termination of a Participant’s employment was made for cause and the Participant shall have no obligation to repay any amounts previously received based on a change in any clawback or similar policy adopted by the Board or the Committee subsequent to such Change in Control. (j) Change in Control. Notwithstanding any other provision of the MIP to the contrary, (i) if a Change in Control of the Company shall occur on or following completion of a Plan Year as to which the actual Annual MIP Bonus to be paid has been determined but before such Annual MIP Bonus has been paid, such Annual MIP Bonus shall be paid immediately upon the Change in Control in cash, (ii) if a Change in Control shall occur on or following completion of a Plan Year as to which the actual Annual MIP Bonus to be paid has not yet been determined, such Annual MIP Bonus shall be immediately determined and paid in cash upon the Change in Control, and (iii) if a Change in Control shall occur during a Plan Year as to which a potential Annual MIP Bonus has been established but the actual Annual MIP Bonus to be paid has not yet been determined, such Plan Year shall be deemed to have been completed, each of the Performance Criteria shall be deemed to have been satisfied at the midpoint between the Threshold and Maximum Levels of Achievement, and a pro-rata portion of the Annual MIP Bonus (to the extent based on Performance Criteria, as opposed to Participant Goals) so determined for such partial Plan Year (based on the number of full and partial months which have elapsed with respect to such Plan Year) shall be paid immediately in cash to the Participant upon the Change in Control. 3. Compensation and Human Capital Committee. (a) The MIP shall be administered by the Committee. (b) The Committee shall have the obligation and authority in its sole discretion, subject to and not inconsistent with the express provisions of the MIP, to administer the MIP and to exercise all the powers and authorities either specifically granted to it under the MIP or necessary or advisable in the administration of the MIP. Without limiting the foregoing, the Committee shall have authority to construe and interpret the MIP, to prescribe, amend, and rescind rules and regulations relating to the MIP, and to make all other determinations deemed necessary or advisable for the administration of the MIP. (c) All determinations of the Committee shall be made by a majority of its members either present in person or virtually at a meeting or by unanimous written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the MIP. All decisions, determinations, and interpretations of the Committee shall be final and binding on all persons, including the Company and any Participant (or any person claiming any rights under the MIP from or through any Participant). (d) No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the MIP or any Annual MIP Bonus hereunder. 4. General Provisions. (a) No Right to Any Annual MIP Bonus or Continued Employment. Nothing in the MIP shall confer upon any Participant the right to (i) receive any Annual MIP Bonus, whether or not such bonus might otherwise be deemed to have been “earned” because of satisfaction of any Performance Criteria or Participant Goal, if, and to the extent, the Committee may in its discretion elect under Section 2(g) to decrease or diminish the amount of or eliminate any potential Annual MIP Bonus; (ii) continue in the employ of the Company or any Subsidiary in any capacity or to be entitled to any remuneration or benefits not set forth in the MIP; or (iii) interfere with or limit in any way the right of the Company or any Subsidiary to terminate such Participant’s employment. Furthermore, nothing in the MIP shall adversely affect the authority of the Board or the Committee to authorize any bonus or other payment to any employee of the Company or any Subsidiary whether or not such employee is then a Participant in the MIP, to the extent such bonus or other payment may be lawfully paid without giving effect to the terms of the MIP. (b) Withholding Taxes. The Company shall deduct any taxes required to be withheld by federal, state, and local governments from all payments under the MIP. (c) Amendment and Termination of the MIP. The Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate the MIP in whole or in part, including, without limitation, to make such amendments as it deems necessary to comply with the Code or any other applicable laws, rules, and regulations. (d) Participant Rights. No Participant in the MIP for a particular Plan Year shall have any claim to be granted any Annual MIP Bonus under the MIP for any subsequent Plan Year. Furthermore, there is no obligation for uniformity of treatment of Participants in the event that more than one Participant shall potentially be entitled to receive an Annual MIP Bonus with respect to any Plan Year or any subsequent Plan Year. (e) Unfunded Status of Annual MIP Bonuses. The MIP is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments which at any time are not yet made to a Participant with respect to an Annual MIP Bonus, nothing contained in the MIP or any related document shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(f) Nonalienation of Benefits. No right or benefit under the MIP shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same will be void. No potential right to receive any Annual MIP Bonus hereunder shall in any manner be subject to any debts, contracts, liabilities, or torts of the person entitled to such right or interest. (g) Governing Law. The MIP and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to the choice of law principles thereof), except to the extent that such law is preempted by federal law. (h) Effective Date. The effective date of the MIP, as amended and restated hereby, is [January 1, 2026]. 5. Performance Criteria and Participant Goals. (a) For purposes of determining Annual MIP Bonuses for all Participants other than under the SEIP, the Performance Criteria may include one or more of the following: (i) the Company’s consolidated revenues; (ii) the Company’s EBITDA; (iii) the ratio of the Company’s EBITDA to consolidated revenues; (iv) the Company’s cash flow from operations; (v) the Company’s “Adjusted Free Cash Flow,” as defined in the Company’s annual report on Form 10-K; (vi) the Company’s earnings per share; (vii) the Company’s return on total assets (excluding excess cash); (viii) the Company’s return on stockholders’ equity; (ix) the Company’s return on invested capital; (x) the Company’s return on long-term assets; (xi) the Company’s “Total Shareholder Return” consisting of the increase over a specified period in the value of a hypothetical $100 investment in the Company’s common stock, assuming reinvestment of dividends; (xii) improved health, safety, and compliance statistics; or

(xiii) any other performance goal selected by the Committee. (b) For purposes of determining Annual MIP Bonuses under the SEIP, Participant Goals may include one or more factors as the Committee may, in its discretion, establish for any member of the Executive Staff who participates in the SEIP based on the management responsibilities of such executive. Without limitation, such Participant Goals may include: for all SEIP participants, one or more of the Performance Criteria described in Section 5(a) to the extent the Committee determines that a Participant in the SEIP may significantly contribute to the Company’s achievement of such Performance Criteria, succession planning, hiring, leadership development, and cost reductions; for the chief financial officer, timeliness and accuracy of financial reports, reduction of the average duration of the Company’s outstanding receivables (in days), and results of debt financing or refinancing; for the chief sales officer, increases in the overall level of sales or profitability; and for the executive officer principally responsible for acquisitions, completion of acquisitions and integration of management, training, and reporting systems of acquired businesses. (c) Performance Criteria and Participant Goals may be based on an absolute performance under such measure for the Plan Year or upon a comparison of such performance with the performance in a prior period, or the performance of a peer group. 6. Definitions. The following terms, as used herein, have the following meanings: (a) “Annual MIP Bonus” means any Annual MIP Bonus, including any such bonus based on achievement of either or both Performance Criteria and/or Participant Goals, to which a Participant may become entitled pursuant to the MIP; provided, however, that the establishment by the Board or Committee (or, with respect to Participants that are not executive officers, the CEO(s) or a delegate thereof) of a potential Annual MIP Bonus with respect to a Participant pursuant to Section 2(a) or 2(b) does not, by itself, entitle the Participant to payment of any such bonus unless and until such bonus becomes payable pursuant to other provisions hereof. (b) “Base Compensation” means the actual earned base salary which each Participant receives or is entitled to receive from the Company or any Subsidiary for such Participant’s services during any Plan Year. (c) “Change in Control” means Change-in-Control as defined in the Company’s 2020 Stock Incentive Plan (as amended from time to time) or any successor stock plan of the Company. (d) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder. (e) “Company” means Clean Harbors, Inc., a corporation organized under the laws of the Commonwealth of Massachusetts, or any successor corporation. (f) “EBITDA” means the Company’s “Adjusted EBITDA” as reported in the Company’s Annual Report on Form 10-K.

(g) “Executive Staff” means those senior executive officers of the Company and its Subsidiaries who report directly to the Company’s Chief Executive Officer(s). (h) “GAAP” means generally accepted accounting principles as used by the Company for purposes of preparing its financial statements for any Plan Year. (i) “Interim Level of Achievement” means any Level of Achievement between the Threshold Level of Achievement and the Maximum Level of Achievement which must be attained for a portion between the minimum and maximum amounts of an Annual MIP Bonus which is based on achievement of that Performance Criteria or Participant Goal to become potentially payable. (j) “Level of Achievement” means a Minimum Level of Achievement, a Maximum Level of Achievement, and any Interim Levels of Achievement which may be established by the Committee in its discretion with respect to each Performance Criteria or Participant Goal for each Plan Year. (k) “Maximum Level of Achievement” means a specified level of achievement of a Performance Criteria or Participant Goal applicable to a Plan Year which must be attained for the maximum portion of an Annual MIP Bonus which is based on achievement of that Performance Criteria or Participant Goal to become potentially payable. (l) “MIP” means this Management Incentive Plan, as amended and restated hereby and as it may hereafter be amended and/or restated from time to time in accordance with its terms. (m) “Participant” means the Company’s CEO(s) and any other employee of the Company or any Subsidiary who is selected to participate in the MIP in accordance with Section 2(c). (n) “Performance Criteria” means one or more pre-established, objective measures of the Company’s performance during a Plan Year approved by the Committee in its discretion provided such Performance Criteria satisfy the requirements set forth in Section 5. (o) “Participant Goals” means goals applicable to a Plan Year which are approved by the Committee. (p) “Plan Year” means the Company’s fiscal year. In the event that a Participant becomes eligible and is added to the MIP later than the beginning of the fiscal year, the Committee may (in its sole discretion) provide that the Plan Year as to that Participant will comprise such shorter period as runs from the effective date of such addition to the end of the fiscal year. (q) “SEIP” means the Supplemental Executive Incentive Bonus Plan established under Section 2(f). (r) “SEIP Bonus” means a portion of an Annual MIP Bonus to which a member of the Executive Staff may become entitled under SEIP based on achievement by such member of one or more Participant Goals approved by the Committee for such member for any Plan Year. (s) “Subsidiary” means any company or other entity with respect to which the Company, either directly or indirectly through another Subsidiary, owns a majority of the common stock or other equity interests or otherwise has the power to vote or sufficient securities to elect a majority of the directors or other managers. (t) “Threshold Level of Achievement” means a minimum Level of Achievement of a Performance Criteria or Participant Goal applicable to a Plan Year which must be attained for the minimum level of an Annual MIP Bonus which is based on achievement of that Performance Criteria or Participant Goal to become potentially payable.